UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 29, 2008

COMMISSION FILE NUMBER: 333-146405

VELOCITY OIL & GAS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	1311	20-5465816
(STATE OR JURISDICTION	(PRIMARY STANDARD	(IRS EMPLOYER
OF INCORPORATION OR	INDUSTRIAL	IDENTIFICATION NO.)
ORGANIZATION)	CLASSIFICATION CODE NUMBER)

3500 WASHINGTON AVE, SUITE 200
HOUSTON TX 77007
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 448-0222
(REGISTRANT'S TELEPHONE NUMBER)

369 TERMINAL AVE, SUITE 305
VANCOUVER, BRITISH COLUMBIA, CANADA
V6A 4C4
(FORMER ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase of Ownership Interest in SMI 138

On our about September 29, 2008, the Company’s wholly owned subsidiary, South Marsh LLC, a Delaware limited liability company (“South Marsh”), entered into an Assignment agreement with Ridgelake Energy, Inc., a Louisiana corporation, to acquire a 40% working interest in Block 138, South Marsh Island Area, covering approximately 5,000 acres of submerged lands within the Outer Continental Shelf (“SMI 138”).  Pursuant to the Assignment agreement between Ridgelake, South Marsh and Offset Leo LLC, a Delaware limited liability company (“Offset”), which agreement has an effective date of June 1, 2008, Ridgelake will assign a 40% interest to the Company and a 40% interest to Offset.  Jacobs Oil & Gas, Ltd., which is controlled by our former officer and Director, Frank Jacobs, is a shareholder of Offset.  Assignment of the interests to the Company and Offset is subject to approval by the Minerals Management Service of the United States Department of the Interior (the “MMS”).  South Marsh is currently qualified by the MMS to own any oil and gas lease of submerged lands under the Outer Continental Lands Act.   South Marsh previously held the right to an 11.25% working interest in SMI 138, which rights have lapsed as of the date of this filing.  Prior to its entry into the Assignment agreement, Offset provided a payment of $25,000 to Ridgelake as consideration for the assignment, of which we are responsible for repaying $12,500 of such payment to Offset.  We have not made this payment to Offset to date.

The assignment is subject to all royalty and overriding royalties that burden the lease, including the following royalties and overriding royalties: (a) a 16.66667% royalty payable to the United States of America under the terms of the SMI 138 lease, (b) a 3.33333% of 8/8ths overriding royalty interest that was previously granted to Beacon Exploration and Production Company, L.L.C. by Ridgelake in December 2005, and (c) overriding royalty interests in the amount of 1/3rd of 1.0% of 8/8ths each (a total of 1.0% of 8/8ths) previously granted by Ridgelake in December 2006 to (1) Petrosand Energy, L.L.C., (2) Digwell Energy, L.L.C. and (3) Delta Oil and Gas, L.L.C.  Further, pursuant to the Assignment agreement, Ridgelake reserved to itself an additional 4.0% of 8/8ths overriding royalty interest (the “Additional Interest”) which shall attach to all oil, gas, and other minerals which are allocated under the Assignment agreement.  The Additional Interest shall be free of drilling and operating expenses, but shall bear its proportionate part of severance and production taxes.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or about October 20, 2008, the Board of Directors of Velocity Oil & Gas, Inc. (the “Company”) appointed James Moses as President and Director of the Company (the “Appointment”).  The Appointment has an effective date of September 15, 2008.

Also on or about October 20, 2008, the Board of Directors accepted the resignation of Frank A. Jacobs as officer and Director of the Company (the “Resignation”).  The Resignation has an effective date of September 15, 2008.

James Moses’ biographical information is described below:

James Moses, age 40

Mr. Moses has been President and Director of the Company since September 2008.  Since January 2008, he has also been a Partner at Fortbridge Consulting, an investor relations firm in Sydney, Australia, which specializes in capital raising strategies, corporate development and communications for emerging small-cap publicly-listed companies.  Prior to this, he worked at Professional Public Relations as the New South Wales Investor Relations Manager from August 2007 to January 2008.  From December 2005 to July 2007 he was the Publication Editor and a journalist for Aspermont Publishing at their Resource Stocks Magazine.  He worked at ING Australia as a Funds Management Business Development Manager from February 2002 to February 2005.  From January 1999 to February 2002, he was a Private Client Advisor for Smith Coffey Financial Management, and from January 1991 to December 1998 he worked at AXA Australia as Superannuation Investment Advisor and a Business Development Manager.

Mr. Moses has experience in advising a wide range of successful junior mining and energy companies.  Further, he has a strong background in funds management, with 14 years experience in senior business development roles for leading global fund managers.  Mr. Moses holds a Bachelor of Commerce degree and a post graduate diploma in Journalism and Communication from Edith Cowan University, which degrees he received in 1990 and 2005, respectively.
Mr. Moses currently has no stock ownership in the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number Description of Exhibit

10.1*	Assignment agreement with Ridgelake Energy, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Oil & Gas, Inc.

/s/ James Moses
James Moses
President (Principal Executive Officer)

November 10, 2008